EXHIBIT 2.2
                              CERTIFICATE OF MERGER

                                       OF

                             NORTHPORT HOLDING INC.

                                       AND

                            STOCKTRADE NETWORK, INC.

                                      into

                            STOCKTRADE NETWORK, INC.

     Under Section 907 of the Business Corporation Law, it is hereby certified, upon behalf of each of the constituent corporation herein named, as follows:

     FIRST: The board of Directors of each of the constituent corporation has duly adopted an agreement of merger setting forth the terms and conditions of the merger of said corporation.

     SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation", is Stocktrade Network, Inc. and the name under which its was formed is Northport Equity Trading, Inc. The jurisdiction of its corporation is Delaware and the date of its incorporation therein is July 10, 1998.

The application for Authority in the State of New York of the surviving constituent corporation to transact business as a foreign corporation therein was filed by the Department of State of the State of New York on January 28, 2000.

     THIRD: The name of the domestic constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation", is Northport holding, Inc. The date upon which its of Certificate of Incorporation was filed by the Department of State was June 16, 1997.

     FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

                            STOCKTRADE NETWORK, INC.

Designation of    Number of         Designation       Classes and
each outstanding  outstanding       of class and      series entitled
class and series  shares of         series enti-      to vote as a
of shares         each class        tled to vote      class

    Common          10,716,750       Common              Common
----------------  -------------    ------------      ---------------

----------------  -------------    ------------      ---------------

----------------  -------------    ------------      ---------------


                             NORTHPORT HOLDING INC.

Designation of    Number of         Designation       Classes and
each outstanding  outstanding       of class and      series entitled
class and series  shares of         series enti-      to vote as a
of shares         each class        tled to vote      class

    Common          3,450,533         Common          Common
----------------  -------------    ------------      ---------------

----------------  -------------    ------------      ---------------

----------------  -------------    ------------      ---------------


     FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of holders of outstanding shares of the corporation entitled to vote on the plan, having not less than the minimum requisite proportion of votes, which has been given in accordance with
Section 615 of the Business Corporation Law of the State of New York. Written notice has been given as and to the extent required by the said Section 615.

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     SIXTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the surviving constituent corporation and is in compliance with said laws.

     SEVENTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the merged constituent corporation, for the enforcement of any liability or obligation of the surviving constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York, and for the enforcement, as provided in the Business Corporation Law of the state of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

     EIGHTH: The surviving constituent corporation agrees that, subject to the provisions of Section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment for their shares.

     NINTH: The surviving constituent corporation hereby designates the Secretary of State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of Section 306 of the Business Corporation Law of the State of New York in any action or special proceeding. The post office address within the State of New York to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon him is:

                             39 Broadway, Suite 720
                               New York, New York

     TENTH: Each of the constituent domestic corporations hereby certifies that all fees and taxes(including penalties and taxes) administered by the Department of taxation and Finance of the State of New York which are now due and payable by each constituent domestic corporation have been paid and a cessation franchise tax report through the anticipated date of merger has

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been filed by each constituent domestic corporation. The said report, if estimated, is subject to amendment. The surviving constituent corporation agrees that it will within thirty days after the filing of the certificate of merger field the cessation tax report, if an estimated report was previously filed, and promptly pay to the Department of Taxation and Finance of the state of New York all fees and taxes (including penalties and interest), if any, due to the said Department of Taxation and Finance by each constituent domestic corporation.

     ELEVENTH: The effective date of the merger certified, insofar as the provisions of the Business Corporation Law of the State of New York govern such effective date, shall be the date of the filing.

Signed on January 24, 2000


                            STOCKTRADE NETWORK, INC.


                            By: /s/ ALFRED L. ZECCHINE, JR.
                                ---------------------------
                                     ALFRED L. ZECCHINE, JR.
                                     Chief Executive Officer

                            NORTHPORT HOLDING INC.


                            By: /s/ ANTHONY FUSCO
                                ---------------------------
                                    ANTHONY FUSCO
                                    President